Exhibit 99.2 (a)

NDCHealth Corporation
Software Costs
FY02 vs. FY03

FY02	Q1 Total	Q2 Total	Q3 Total	9 Months Total

Total costs associated with software development	$4,473	$4,301	$4,518	$13,292
Less: capitalization of internally developed software	(2,688)	(2,844)	(2,961)	(8,493)

Capitalization as a % of revenue	3.2%	3.3%	3.3%	3.3%

Net software development expense	1,785	1,457	1,557	4,799
Software maintenance expense	2,966	2,551	2,431	7,948

Total net software expense	$4,751	$4,008	$3,988	$12,747

FY03	Q1		Q2		Q3		9 Months

	Total	Base*	Total	Base*	Total	Base*	Total	Base*

Total costs associated with software development	$8,737	$5,164	$9,222	$5,199	$9,345	$5,375	$27,304	$15,738
Less: capitalization of internally developed software	(7,119)	(3,648)	(7,154)	(3,561)	(7,610)	(3,752)	(21,883)	(10,961)

Capitalization as a % of revenue		4.0%		3.7%		3.7%		3.8%

Net software development expense	1,618	1,516	2,068	1,638	1,735	1,623	5,421	4,777
Software maintenance expense	2,501	2,132	2,481	2,067	2,201	1,793	7,183	5,992

Total net software expense	$4,119	$3,648	$4,549	$3,705	$3,936	$3,416	$12,604	$10,769

      *    Base excludes TechRx